                                   EXHIBIT 23

We consent to the incorporation by reference and use of our report dated February 14, 2003, on the consolidated financial statements of Rurban Financial Corp. and Subsidiaries, which appears in Rurban Financial Corp.'s Form 10-K for the year ended December 31, 2002, in Rurban Financial Corp.'s Registration Statement on Form S-8 filed February 27, 1998 pertaining to the Rurban Financial Corp. Stock Option Plan.

                                            /s/ BKD LLP
                                            --------------------------
                                            BKD LLP

Cincinnati, Ohio
March 28, 2003